SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549





                                    FORM 8-A





                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                            MFS Financial, Inc.
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Maryland                                      To be requested
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(State of incorporation or organization)                  (I.R.S. Employer
                                                          Identification No.)


110 East Charles Street, Muncie, Indiana                       47305-2499
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(Address of principal executive offices)                       (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act.

                                      None
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                                (Title of Class)


       Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock par value $.01 per share
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                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Description of Capital Stock of MFS Financial" "Our Policy Regarding Dividends," and "Market for the Common Stock" in the Registrant's Pre-Effective Amendment No. One to the Registration Statement on Form S-1 (Registration Number 333-87239) dated November 2, 1999 which is hereby incorporated by reference. For a description of the provisions of the Registrant's Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of MFS Financial and Mutual Federal" in the Registrant's Pre-Effective Amendment No. One to the Registration Statement on Form S-1 referenced above.


Item 2.  Exhibits.
-----------------

         1. Pre-Effective Amendment No. One to the Registration Statement on Form S-1 (Registration Number 333-87239) dated November 2, 1999 is hereby incorporated by reference.

         2.       Articles of  Incorporation  for MFS Financial,  Inc., filed as
                  Exhibit 3.1 to the Registration Statement on Form S-1 (Registration Number 333-87239) dated September 16, 1999 is hereby incorporated by reference.

         3. Bylaws of MFS Financial, Inc., filed as Exhibit 3.2 to the Registration Statement on Form S-1 (Registration Number 333-87239) dated September 16, 1999 is hereby incorporated by reference.

         4. Specimen Stock Certificate, filed as Exhibit 4 to Registration Statement on Form S-1 (Registration Number 333-87239) dated September 16, 1999 is hereby incorporated by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        MFS FINANCIAL, INC.




Date: November 2, 1999               By:/s/ R. Donn Roberts
                                        ----------------------
                                        R. Donn Roberts, President
                                         and Chief Executive Officer